                                                                 Exhibit 10 (kk)


                          AMENDED EMPLOYMENT AGREEMENT
                          ----------------------------


     THIS AMENDED AGREEMENT is made as of the 1st day of December, 1996 by and between ICF Kaiser International, Inc., a Delaware corporation (the "Company"), on the one hand, and David Watson, a resident of Pennsylvania (the "Executive"), on the other hand.

     WHEREAS, ICF Kaiser desires to employ Executive in a new position, and Executive desires to assume such new position, on the terms and conditions set forth herein;

     WHEREAS, ICF Kaiser and Executive desire to amend the employment contract dated November 13, 1995 (a copy of which is annexed hereto as Attachment A) and for events occurring after December 1, 1996, to replace them with this amended employment contract between the Company and Executive ("Amended Agreement");

     WHEREAS, ICF Kaiser has granted Executive certain options to purchase shares of common stock of the Company as set forth below, and such options grants shall remain outstanding subject to the terms of this Amended Agreement;

     WHEREAS, ICF Kaiser has agreed to reimburse Executive for Relocation Expenses and such agreed to reimburse Executive for Relocation Expenses shall remain outstanding subject to the terms of this Amended Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, the Company, on the one hand, and Executive, on the other hand, agree as follows:

     1.   Employment Period: Duties.
          --------------------------

          (a) Employment and Employment Period.  The Company shall employ the
              ---------------------------------
Executive to serve as an Executive Vice President, and President of the Engineering & Constructors Group ("E & C Group") for a period of three years commencing December 1, 1996 (the "Employment Period").

          (b) Duties and Responsibilities.  The Executive shall have corporate-
              ----------------------------
wide responsibility for the E & C Group of the Company. The Executive will have line authority over the Company's domestic and international E & C Group offices, will have a major role for all international project development, and will be a member of all senior management groups.

     2.   Compensation and Fringe Benefits.
          ---------------------------------

          (a) Base Compensation.  For the period December 1, 1996 to December
              ------------------
31, 1997, the Company shall pay Executive a base salary at the rate of $275,000 per year in accordance with the Company's regular practice for compensating senior management personnel.

          (b) Bonus Compensation.  The Executive will be entitled to receive a
              -------------------
bonus in the range of $25,000 to $100,000 for calendar year 1996 (payable approximately 3/15/97). Any bonus above the minimum is dependent upon the Company's achievement of its profit target and the Executive's personal achievement of performance criteria associated with his position. For future years (calendar year 1997 and beyond) any bonus will be determined by the Compensation Committee of the Board of Directors in accordance with the senior officers' bonus plan. Bonus awards may be comprised of cash, stock options and/or restricted stock. By corporate policy, bonuses are payable only to eligible staff employed by the Company on the date of distribution which under current policy will be on or about March 15 of the following calendar year. For calendar year 1997, the Executive will participate in the Annual Incentive Compensation Plan for Senior Executives as described in Attachment B.

          (c) Fringe Benefits.  The Executive shall be entitled to such fringe
              ----------------
benefits as are generally made available by the Company to senior management personnel. Such benefits shall include participation in the Company's defined contribution retirement plan, Section 401(k) Plan, and health, term life and disability insurance programs. The Executive also will be reimbursed for reasonable expenses incurred in connection with travel and entertainment related to the Company's business and affairs which will be paid by the Company in a manner, consistent with past practice and as amended by any subsequent changes of Company Policy.

     3.   Stock Options.
          --------------

          (a) Effective December 15, 1995, the Company granted to the Executive non-qualified stock options under the Company's Stock Incentive Plan to purchase 25,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at a purchase price equal to the average of the closing prices of the Common Stock on the New York Stock Exchange on each of the 20 days ending on December 14, 1995 the day immediately preceding the grant date ($3.63). Such options are represented by a Stock Option Agreement (Option Agreement).

          (b) Effective January 24, 1997, the Company granted to the Executive non-qualified stock options under the Company's Stock Incentive Plan to purchase 75,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at a purchase price equal to the average of the closing prices of the Common Stock on the New York Stock Exchange on each of the 20 days ending on January 23, 1997 the day immediately preceding the grant date ($2.23). Such options will be represented by a Stock Option Agreement in the form customarily used by the Company for such agreements, containing the following provisions:

          (i) Option Term.  The options expire on January 24, 2002.  All
              ------------
unexercised vested options shall expire 90 days after the Executive ceases being employed by the Company for any reason. All unvested options shall expire on the date Executive's employment ends.

          (ii) Vesting.  Twenty-five percent (25%) of the options vest on each
               --------
of the first four anniversaries of the grant date as follows:

                                            # of Options        Expiration
Grant Date           Vesting Date              Vested              Date
----------           ------------           ------------        ----------
  01/24/97               01/24/98                 18,750          01/24/02
  01/24/97               01/24/99     addt'l      18,750          01/24/02
  01/24/97               01/24/00     addt'l      18,750          01/24/02
  01/24/97               01/24/01     addt'l      18,750          01/24/02

          (iii) Exercise.  Subject to applicable securities laws and
                --------
regulations, all vested options are exercisable at any time prior to expiration of their exercise period.


     4.   Relocation Expenses
          -------------------

          (a) The Company will reimburse Executive's reasonable expenses actually incurred in relocation which are allowable under the Relocation Agreement, attached as Attachment D, subject to a maximum limitation of $50,000 and to the conditions set forth therein by which the agreement to reimburse expenses may be abrogated including the liability of Executive to repay those expenses already reimbursed. In addition because parts or all of the relocation reimbursement may be taxable income subject to state, Federal, and local withholding, the Company will pay the Executive the appropriate amount to ensure that he does not suffer any adverse tax liability as a result of such reimbursement.

          (b) In addition to the above-stated relocation expenses, the Company will reimburse reasonable temporary living expenses which the Executive incurs in the Fairfax, Virginia area through December

31, 1996, in accordance with the terms of the Relocation Agreement, attached as Attachment D. The Executive will suffer the full tax consequence of reimbursement of such temporary living expenses.


     5.   Non-Competition
          ---------------

          (a) Except as provided in paragraph (d) below, the Executive agrees that for a period commencing as of the date of employment of the Executive by the Company and running through the earlier of (i) the end of the Employment Period if the Executive remains employed by the Company for the entire Employment Period of (ii) one year following termination of the Executive's employment by the Company for any reason, whether by action of the Executive or the Company (the "Non-Competition Period"), the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the planning, conduct, or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Company.

          For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Company only if such business in engaged in providing services (i) similar to (x) any service currently provided by the Engineers and Constructors Group of the Company or provided by the Engineers and Constructors Group of the Company during the Employment Period; (y) any service which evolves from or results from enhancements in the ordinary course during the Non-Competition Period to the services provided by the Engineers and Constructors Group of the Company as of the date hereof or during the Employment Period; or (z) any future service of the Engineers and Constructors Group of the Company as to which the Executive materially and substantially participated in the design or enhancement, and (ii) to customers and clients of the type served by the Engineers and Constructors Group of the Company during the Non-Competition Period.

          (b) Non-Solicitation of Employees.  During the Non-Competition Period,
              -----------------------------
the Executive will not (for his own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee of the Company to leave his or her employment.

          (c) Reasonableness.  The Executive acknowledges that (i) the markets
              --------------
served by the Engineers and Constructors Group of the Company are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed, (ii) the length of the Non-Competition Period is linked to the term of the Employment Period and the severance benefit provided for in Section 6; and (iii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company.

          (d) Investments.  Nothing in this Agreement shall be deemed to
              -----------
prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such investments (i) are passive investments and constitute five
--------
percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Company.

     6.   Termination
          -----------

          In the event the Company elects to terminate this Agreement without "cause" or the Executive elects to terminate this Agreement for "good reason", the Company shall pay to the Executive in addition to any amounts paid or payable under other provisions of this agreement a severance payment equal to the base salary paid to the Executive for the 12 month period immediately preceding the termination. For purposes of this provision, "cause" and "good reason" are defined as stipulated in the Senior Executive Officer Severance Plan, attached as Attachment E.

     7.   Enforcement
          -----------

          Executive agrees that the Company's remedies at law for any breach or threat of breach by either of them of the provisions of Sections 2, 3 or 4 of Attachment C and Section 4 hereof will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 2, 3 or 4 of Attachment C and Section 4 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

     8.   Notices
          -------

          Any notice required or permitted under this Amended Agreement shall be deemed to have been effectively made or given if in writing and personally delivered or mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail. Unless otherwise changed by notice, notice shall be properly addressed to Executive:

                                 David Watson
                                 10128 Turnberry Place
                                 Oakton, VA 22124

and properly addressed to the Company is addressed to:

                                 ICF Kaiser International, Inc.
                                 9300 Lee Highway
                                 Fairfax, Virginia  22031-1207
                                 Attn:  James O. Edwards

with a copy to:

                                 Paul Weeks II
                                 Senior Vice President, Secretary
                                 and General Counsel
                                 ICF Kaiser International, Inc.
                                 9300 Lee Highway
                                 Fairfax, Virginia  22031-1207


     9.   Award to Prevailing Party in Dispute
          ------------------------------------

          In the event either of the parties to this Amended Agreement commences any action or proceeding arising out of, or relating in any way to, this Amended Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded to such party, his or its costs, expenses and reasonable attorney's fees.

     10.  Miscellaneous
          -------------

          ICF Kaiser, on the one hand, and Executive, on the other hand, desire to amend the employment contract dated November 13, 1995, and for events occurring after December 1, 1996, to replace them with this Amended Agreement. For events occurring on or after December 1, 1996, this Amended Agreement, its Attachments, and the Option Agreement constitute the entire agreement, and supersede all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. The validity, interpretation, performance and enforcement of this

Amended Agreement shall be governed by the laws of the State of Virginia. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amended Agreement.

     11.  Attachments Incorporated by Reference
          -------------------------------------

          (a) Attachment A - The Employment Agreement dated November 13, 1995 between ICF Kaiser International, Inc. and David Watson.

          (b) Attachment B - Annual Incentive Compensation for Senior
Executives.

          (c) Attachment C - The Company's Standard Terms and Conditions of Employment for Executive Personnel.

          (d) Attachment D - The Company's Relocation Agreement including the Relocation Summary.

          (e) Attachment E - The Company's Senior Executive Officers Severance Plan (SEOSP).



     IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement effective as of the day and year first written.

Executive                               ICF Kaiser International, Inc.


     /s/ David Watson                        /s/ James O. Edwards
--------------------------              ------------------------------
     David Watson                            James O. Edwards
                                             Chairman and Chief
                                             Executive Officer